JOINT FILERS’ SIGNATURES

INSIGHT VENTURE PARTNERS (CAYMAN) VIII, L.P.

/s/ Blair Flicker	11/12/2015
Signature of Reporting Person	Date

INSIGHT VENTURE PARTNERS VIII (CO-INVESTORS), L.P.

/s/ Blair Flicker	11/12/2015
Signature of Reporting Person	Date

INSIGHT VENTURE PARTNERS (DELAWARE) VIII, L.P.

/s/ Blair Flicker	11/12/2015
Signature of Reporting Person	Date

INSIGHT VENTURE PARTNERS COINVESTMENT FUND III, L.P.

/s/ Blair Flicker	11/12/2015
Signature of Reporting Person	Date

INSIGHT VENTURE PARTNERS COINVESTMENT FUND (DELAWARE) III, L.P.

/s/ Blair Flicker	11/12/2015
Signature of Reporting Person	Date

INSIGHT HOLDINGS GROUP, LLC
/s/ Blair Flicker	11/12/2015
Signature of Reporting Person	Date